Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

Pursuant to  18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeffrey G. Katz, the Chief Executive Officer of LeapFrog Enterprises, Inc. (the “Company”), and William B. Chiasson, the Chief Financial Officer of, each hereby certifies that, to the best of his knowledge:

1.      The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, to which this Certification is attached as Exhibit 32.01 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the periods covered in the financial statements in the Annual Report.

Dated: March 6, 2009

/s/ Jeffrey G. Katz	/s/ William B. Chiasson
Jeffrey G. Katz	William B. Chiasson
Chief Executive Officer	Chief Financial Officer

Note: This certification accompanies the Annual Report pursuant to § 906 of the Sarbanes-Oxley Act and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language.